Exhibit 2.2

CORPORATE BYLAWS

OF

Compound Real Estate Bonds II Inc.

These are general Bylaws that have been customized with your company’s information. These Bylaws should be reviewed and edited by the company’s Board of Directors and/or attorney to meet your company’s specific needs and to conform to any statutory changes before adoption.

Table of Contents

Article 1—Organization
1.1	Principal Office	4
1.2	Registered Agent	4
1.3	Bylaw Amendments	4

Article 2—Shareholder’s Meetings
2.1	Annual Meeting	4
2.2	Purpose of Annual Meeting	4
2.3	Telephone Meetings	5
2.4	Action Without a Meeting	5
2.5	Notice of Meeting	5
2.6	Voting	5
2.7	Quorum	5

Article 3—Board of Director Meetings
3.1	Meeting Location	5
3.2	Regular Meetings	5
3.3	Special Meetings	6
3.4	Telephone Meetings	6
3.5	Action Without a Meeting	6
3.6	Quorum	6

Article 4—Directors
4.1	Authority	6
4.2	Election	6
4.3	Number of Directors	6
4.4	Resignation	6
4.5	Vacancies	7
4.6	Compensation	7

Bylaws	Page 2

Article 5—Officers
5.1	Number of Officers	7
5.2	Election	7
5.3	Removal and Resignation	7
5.4	President	7
5.5	Secretary	7
5.6	Compensation	8

Article 6—Authority to Execute
6.1	Binding Power	8
6.2	Signatories	8

Article 7—Shares
7.1	Classes	8
7.2	Certificates	8
7.3	Transfer of Shares	8

Article 8—Corporate Records
8.1	Corporate Minutes	8
8.2	Share Records	9
8.3	Financial Records	9
8.4	Inspection of Records	9
8.5	Fiscal Year	9

Article 9—Indemnification and Insurance
9.1	Indemnification	9
9.2	Insurance	9

Article 10—Adoption		10

Bylaws	Page 3

CORPORATE BYLAWS

OF

Compound Real Estate Bonds II Inc.

Article 1—Organization

1.1	PRINCIPAL OFFICE. The principal office of the Corporation will be determined by the Board of Directors. Other offices may also be established at such places that the Board deems necessary for the conduct of business. A copy of these bylaws will be kept at the principal office.

1.2	REGISTERED AGENT. The name and address of the Registered Agent is provided in the Articles of Incorporation that was filed with the Secretary of State. The Registered Agent may only be changed by filling out the appropriate paperwork with the Secretary of State. Each change of Registered Agent must be approved by the Board of Directors.

1.3	BYLAWS AMENDMENTS. These Bylaws may be amended by the shareholders or Board of Directors. Notice of all changes must be given to the shareholders before the next Shareholder’s meeting after the adoption of the changes.

Article 2—Shareholder’s Meetings

2.1	ANNUAL MEETING. On the anniversary of the Corporation’s formation, an annual meeting of the Shareholders will be held at the principal place of business or at an alternate location chosen by the Board of Directors.

2.2	PURPOSE OF ANNUAL MEETING. The purpose of the annual meeting will be the election of Board members and to address other issues that require shareholder approval.

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2.3	TELEPHONE MEETINGS. When necessary or desired, Shareholders may elect to meet via conference call or any other means where all participants can hear each other. Decisions made at such meetings will have the same authority and power as a decision made at meetings where the participants were physically present.

2.4	ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if all members entitled to vote, in writing, files consent to the action with the Secretary of the Corporation. All such actions will have the same authority and power as actions passed at meetings where the participants were physically present. Consent documents will be kept in the Corporate Record Book at the principal place of business.

2.5	NOTICE OF MEETING. The Board or person calling a meeting of the shareholders will provide notice of the meeting no less than 10 days before the meeting to all shareholders who have a right to vote. A shareholder or group of shareholders must hold at least 10 percent of the shares entitled to vote in order to call a meeting. The notice must include the date, time, and place of meeting. In the case of a special meeting the purpose of the meeting must be included in the notice.

2.6	VOTING. Voting rights will be determined by the Secretary based on the Corporation’s Share Transfer books. Each share is entitled to one vote regardless of the class. Votes may be cast in person or by proxy executed in writing.

2.7	QUORUM. A majority of the qualified voting shareholders, in person or by proxy, will constitute a quorum. A quorum is required for actions taken to be considered Shareholder approved.

Article 3—Board of Director Meeting

3.1	MEETING LOCATION. Meetings shall be held at the Corporation’s principal place of business or at an alternate location chosen by the Board.

3.2	REGULAR MEETINGS. Regular Meetings shall be held at a date and time that is acceptable to the Board members and at a frequency that promotes the growth of the Corporation.

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3.3	SPECIAL MEETINGS. Special meetings may be called at any time by president of the Board of Directors. Notice of the meeting must be received by each Director at least 3 days before the meeting. The notice must include the agenda for the meeting along with the place and time of the meeting.

3.4	TELEPHONE MEETINGS. When necessary or desired, the Board may elect to meet via conference call or any other means where all participants can hear each other. Decisions made at such meetings will have the same authority and power as a decision made at meetings where the participants were physically present.

3.5	ACTION WITHOUT A MEETING. Any action that may be taken at a regular or special meeting of the Board may be taken without a meeting if all members of the Board, in writing, consent to the action. All such actions will have the same authority and power as actions passed at meetings where the participants were physically present.

3.6	QUORUM. A majority of the authorized Directors will constitute a quorum. A quorum is required for actions taken to be considered Board approved.

Article 4—Directors

4.1	AUTHORITY. The business and affairs of the Corporation shall be managed by a Board of Directors subject to any limitations in the Articles of Incorporation.

4.2	ELECTION. The members of the Board of Directors will be elected by the voting members at the annual meeting. The Director will serve for the time specified at his or her election but for no less than one year.

4.3	NUMBER OF DIRECTORS. The number of authorized directors will be determined by the Board. This number may be increased or decreased as needed by a vote of the Board. No decrease in the number of Directors may shorten the term of an incumbent Director.

4.4	RESIGNATION. At any time, a Director may resign by giving a letter of resignation to the Secretary of the Corporation. The resignation will become effective immediately or at the date specified without a vote of the Board. A vote of a quorum of Directors or Shareholder will be required to remove a Director for cause.

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4.5	VACANCIES. Vacancies on the Board will be filled by a vote of the Board. A majority vote of the current Directors will be required for election. Board elected directors will serve until the next Shareholder’s annual meeting when a Board of Directors election will be held.

4.6	COMPENSATION. Directors will serve on a voluntary basis and will not receive compensation for their services except for expenses incurred and specified by Board resolutions. A Director may be compensated for services provided to the Corporation if he also serves in another position such as an officer, agent, or employee.

Article 5—Officers

5.1	NUMBER OF OFFICERS. The Corporation shall have at least a President and a Secretary. Other officers, along with titles and responsibilities, may be added by the Board of Directors. One person may be selected to serve in more than one position.

5.2	ELECTION. Officers’ election, length of term, and compensation is set by the Board.

5.3	REMOVAL AND RESIGNATION. An officer may be removed or resign at any time, with or without cause. Removal requires an action of the Board. Resignation requires that the officer submit a written notice of his resignation to the Secretary.

5.4	PRESIDENT. The President will serve, at the discretion and under the supervision of the Board, as the general manager and chief executive officer of the corporation. The President will have the authority and power to run the day-to-day operations of the company under the guidelines provided by the Board. In the absence of a Treasurer, the President will also serve as the chief financial officer.

5.5	SECRETARY. The Secretary will be responsible for: (1) sending out notices for all meetings, (2) keeping minutes for all meetings, (3) maintaining the Corporate Record Book, (4) maintaining Corporation records and seal.

5.6	COMPENSATION. The Board of Directors will set the compensation for officers. No officer will be denied compensation due to the fact that they are also a shareholder, Director, or both.

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Article 6—Authority to Execute

6.1	BINDING POWER. No shareholder, officer, agent, or any other person or company has the right or power to bind the Corporation by pledge, agreement, contract, or any other means without the expressed written permission of the Board of Directors.

6.2	SIGNATORIES. With authorization from the Board of Directors, the President and Secretary will sign all documents, including all financial documents that require the signature or endorsement of a corporate officer.

Article 7—Shares

7.1	CLASSES. The Corporation may issue one or more classes of shares. Each share in each class will have the same value, voting rights, and restrictions as any other share in the class.

7.2	CERTIFICATES. Certificates for shares will be issued only after the full value of the share has been paid to the Corporation. Acceptable forms of payment include donated property, work rendered, and money paid. Certificates will be signed by the Secretary or other officer as designated by the Board.

7.3	TRANSFER OF SHARES. Shares may be transferred when endorsed, written documentation from the shareholder is presented to the Secretary. The Secretary will issue a new certificate bearing the name of the new shareholder, cancel the old certificate, and record the transaction in the Corporate Record Book.

Article 8—Corporate Records

8.1	CORPORATE MINUTES. A record of all meetings of shareholders and directors will be kept at the principal place of business or at an alternate location chosen by the Board of Directors. The minutes shall include the date, time, location, names of attendees, purpose, and acts of each meeting.

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8.2	SHARE RECORDS. Share information will be kept at the principal place of business or at an alternate location chosen by the Board of Directors. The information to be kept includes the shareholder name and address, class and number of shares, date issued, date transferred, date cancelled, and certificate numbers.

8.3	FINANCIAL RECORDS. The chief financial officer will be responsible for maintaining accurate records of all corporate financial transactions. Industry acceptable accounting procedures are to be followed so that the records may be used in the preparation of the Corporation’s tax returns.

8.4	INSPECTION OF RECORDS. Corporate records and Bylaws are available for inspection by Directors and Shareholders. Before examination, the inspecting party must sign an affidavit stating that the information will be kept confidential.

8.5	FISCAL YEAR. The Board of Directors will determine the fiscal year of the Corporation based on the prevailing guidelines of the Internal Revenue Service.

Article 9—Indemnification and Insurance

9.1	INDEMNIFICATION. The directors and officers will be indemnified to the fullest extent of the law by the Corporation. Any director or officer that is found to be negligent or guilty of misconduct will forfeit their indemnification.

9.2	INSURANCE. The Corporation shall have the power to purchase and maintain insurance for any agent of the Corporation including but not limited to directors, officers, and employees.

Bylaws	Page 9

Article 10—Adoption

This is to certify that the foregoing is a true and correct copy of the Initial Bylaws duly adopted by undersigned Board of Directors.

Date: __________________, 20____

Director

Seal
Director

Director

Secretary

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